EXHIBIT 99.5

                        CONFIDENTIAL TREATMENT REQUESTED

                             DISTRIBUTION AGREEMENT


         THIS DISTRIBUTION AGREEMENT ("Agreement") is made, entered into and is effective as August 15, 2002, by and between LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation ("LaserSight"), and SHENZHEN NEW INDUSTRIES MEDICAL DEVELOPMENT CO., LTD., a Chinese corporation ("Distributor").

                                    RECITALS:

         A. LaserSight is in the business of manufacturing or arranging for the manufacture of refractive laser systems and related products.

         B. LaserSight desires to engage Distributor as a distributor of the Products (as herein defined) to customers in the Territory (as herein defined) on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the recitals and mutual promises and covenants contained in this Agreement, the parties agree as follows:

         1. Engagement of Distributor, Exclusivity.

                  (a) LaserSight hereby engages Distributor as a distributor of the products described on Exhibit A attached hereto (the "Products") in the territory described on Exhibit B attached hereto (the "Territory") during the Term (as defined herein), and Distributor hereby accepts such appointment. In accordance with the terms of this Agreement, LaserSight hereby grants to Distributor the right to promote, market, distribute and sell the Products within the Territory. Distributor agrees not to promote, market, distribute or sell the Products outside the Territory without LaserSight's prior written consent, which consent may be withheld in LaserSight's sole discretion. Except as may be specifically provided for herein, Distributor will not be an agent of LaserSight and will have no authority to contract for, or act on behalf of, LaserSight.

                  (b) During the Term and in the Territory Distributor agrees not to promote, market, distribute or sell any device or product that is directly or indirectly competitive with or similar to the Products.

         2. Agreements Regarding Distribution and Sale of Products.
During the Term LaserSight agrees that it will not engage any other distributor in the Territory. Notwithstanding the foregoing, nothing contained in this Agreement shall limit or preclude LaserSight from marketing, displaying or selling the Products at any trade show or exhibition.

         3. Term and Renewal. The term of this Agreement (the "Term") and Distributor's engagement hereunder shall begin on the date which is the first to occur of (such date to be referred to as the "Effective Date"): (i) the one year anniversary of the date of this Agreement, or (ii) the date on which LaserSight notifies Distributor, in writing, that LaserSight has ended its relationship with the party currently promoting the Products in a portion of the

                                  ------------

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE
   REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

Territory, and shall continue for the five year period immediately following the Effective Date, unless sooner terminated as provided herein.

         4. Pricing of Products; Order and Delivery.

                  (a) LaserSight and Distributor have agreed to the per unit transfer price (the "Transfer Price") for each of the Products and standard payment terms (the "Payment Terms") for each of the Products all as set forth on Exhibit C attached hereto. After consultation with LaserSight, from time to time Distributor will establish a per unit purchase price (the "Purchase Price") that Distributor will utilize for marketing and selling the Products to end-users.

                  (b) As provided for herein, LaserSight shall ship
         Products to the location or locations designated by Distributor in order to allow Distributor to fill orders solicited by Distributor.
         If LaserSight receives orders for Products from parties located in the Territory, then LaserSight shall forward such orders to Distributor.

                  (c) The parties have also entered into that certain
         Product Purchase Agreement dated as of the date hereof (the "Product Purchase Agreement") that contains certain terms and conditions related to Products to be purchased by Distributor during the twelve month period immediately following the date of this Agreement; if the terms of the Product Purchase Agreement conflict with the terms of this Agreement the terms of the Product Purchase Agreement will control.

         5. LaserSight's Duties.


                  (a) LaserSight will be responsible for obtaining all applicable regulatory approvals necessary for offering the Products for sale in the Territory.

                  (b) LaserSight agrees to provide technical support to Distributor's sales staff in order to support an aggressive sales effort and to facilitate Distributor's fulfillment of its obligations under this Agreement.

                  (c) Upon Distributor's request, LaserSight shall participate in Distributor planning and training activities related to the marketing and sale of the Products. LaserSight shall make a good faith effort to have appropriate sales personnel participate, at LaserSight's sole cost and expense, in such activities, if any.

                  (d) LaserSight shall communicate to Distributor representatives all sales information related to the Products as reasonably requested by Distributor.

         6. Distributor's Duties and Restrictions.

                  (a) During the Term, Distributor agrees to purchase for Distributor's own use or for resale, on a quarterly basis, at least that number of Products as is set forth on Exhibit D attached hereto (the "Purchase Minimums"). Products purchased pursuant to the Product Purchase Agreement shall not be considered when determining if Distributor satisfies the Purchase Minimums.

                  (b) Distributor shall notify all parties that purchase Products from Distributor that the Products may not be resold outside of the Territory. If Distributor becomes aware that a party is reselling the Products outside of the Territory, Distributor shall immediately notify LaserSight and immediately cease soliciting orders for the Products from such party.

                  (c) Distributor agrees to develop the market for the Products in an attempt to obtain as large a sales volume as commercially practicable in the Territory. Distributor will develop annual and quarterly sales forecasts when requested by LaserSight and shall provide LaserSight with monthly reports listing active leads that are being monitored and planned promotional activities.

                  (d) Distributor shall, train and maintain a sales staff which is adequate to support an aggressive sales effort and would reasonably be expected to facilitate Distributor's fulfillment of its obligations under this Agreement.

                  (e) Distributor shall install Products at the customer's location and shall train the customer in the use and care of the Products. Training provided by Distributor shall be in accordance with the training protocols agreed to by Distributor and LaserSight. Distributor shall provide all necessary follow-up and post-sales assistance to purchasers of Products if requested by LaserSight or any customer. Distributor shall not be entitled to additional compensation for such follow-up service as such service is deemed part of duties hereunder.

                  (f) Distributor shall hire and train one or more qualified technicians (hereinafter "Maintenance Engineer(s)"), at its sole cost, to diagnose and repair problems with and/or defects in the Products.

                  (g) Distributor shall ensure that all Maintenance
         Engineers are trained in accordance with training protocols developed by LaserSight and communicated to Distributor. ___ Based on such protocols LaserSight may establish and communicate to Distributor minimum performance standards for Maintenance Engineer(s). If the Maintenance Engineer(s) do not satisfy such minimum performance standards, Distributor shall promptly replace such engineers with engineers that do satisfy the minimum performance standards.

                  (h) Distributor shall communicate customer complaints, including failure to meet contractual requirements and patient injury/potential safety hazards in writing to LaserSight as soon as identified. The correspondence will be in sufficient detail including system serial number and specific situation to allow an adequate investigation.

                  (i) Distributor shall maintain accessible and complete records of the location of installed product by serial number including laser heads, software version and complete service history files. Such service history files will detail when service is performed, on what Product the service is performed and what was done on each service call. Distributor shall provide copies of such records to LaserSight upon request.

                  (j) Distributor agrees to actively promote the Products and display and demonstrate the Products at the trade shows and exhibitions.

                  (k) Upon LaserSight's request, Distributor shall participate in any LaserSight planning and training activities related to the marketing and sale of the Products. Distributor shall make a good faith effort to have appropriate sales personnel participate, at Distributor's sole cost and expense, in such activities, if any.

                  (l) Distributor shall communicate to Distributor's customers all sales information related to the Products as reasonably requested by LaserSight.

                  (m) Distributor shall not take any action which will cause LaserSight to be in violation of any law of any jurisdiction in the Territory including, but not limited to antitrust laws, the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Export Control laws and the U.S. Anti-Boycott laws.

         7. Advertising Materials; Trademarks; Indemnification.

                  (a) Both LaserSight and Distributor shall produce and supply advertising materials in quantities agreed to by the parties.

                  (b) During the Term, LaserSight hereby agrees to allow Distributor the use of copyrighted promotional material and the trademarks and trade names owned by LaserSight relating to the Products that are reasonably necessary in promoting and selling the Products; provided, however, that none of such copyrights, trademarks and trade names owned by LaserSight shall be used directly or indirectly in connection with the promotion or sale of any goods other than those of LaserSight. Distributor agrees to obtain LaserSight's prior written approval before utilizing LaserSight's copyrights, trademarks or trade names in any manner or form which was not prepared or supplied by LaserSight. LaserSight and Distributor agree that all such LaserSight copyrights, trademarks and trade names are and shall remain the exclusive property of LaserSight and LaserSight has the sole and exclusive right to use, and to grant licenses to others to use, such copyrights, trademarks or trade names. Upon termination of this Agreement, Distributor shall immediately cease utilizing or associating itself with LaserSight's copyrights, trademarks and trade names unless otherwise permitted under the terms and conditions of a written agreement executed by an authorized representative of LaserSight and Distributor.

                  (c) During the Term and continuing thereafter, Distributor shall not, directly or indirectly, (i) infringe upon, initiate or use LaserSight's patents, copyrights, trademarks or trade names except as expressly provided herein; or (ii) contest, challenge or assist in contesting the validity or ownership of any of LaserSight's patents, copyrights, trademarks or trade names. In the event that the infringement of any patent, copyright, trademark, trade name, or brand name comes to Distributor's attention, Distributor agrees to promptly notify LaserSight of such infringement.

                  (d) LaserSight shall defend, at its expense, any claim or action brought against Distributor which is based on (i) a claim that the Products infringe a patent, trademark, trade name or copyright of a third party, or (ii) claims of product liability related to the design or manufacture of the Products (collectively a "Claim"), and LaserSight shall indemnify Distributor against the liabilities and reasonable costs, if any, incurred by Distributor with respect to any Claim, provided that Distributor notifies LaserSight in writing of the Claim within 10 business days after receiving notice thereof, LaserSight is permitted to control fully the defense in any litigation or settlement of such Claim, and Distributor shall cooperate fully in such defense. If Distributor continues to promote and sell any of the Products after LaserSight has notified Distributor that any of the Products should not be promoted or sold pursuant to this Section, then LaserSight shall not be responsible for defending Distributor from any Claim brought against Distributor relating to Products sold after the date of such notice.

                  (e) From time to time, LaserSight may make available to Distributor certain proprietary and confidential information. Distributor shall treat all proprietary and confidential information LaserSight provides to Distributor in the same manner and Distributor shall exercise the same care as it would in handling its own proprietary and confidential information. Upon termination or cancellation of this Agreement, Distributor shall immediately return all such information to LaserSight. Unless required by law, Distributor specifically agrees not to disclose to anyone, at any time, without the prior written authorization of LaserSight, any inventions, proprietary developments, trade secrets, customer lists, price lists, cost data, marketing or manufacturing techniques or other confidential information of or regarding LaserSight. Distributor agrees to notify all of its officers, directors, employees and agents of the terms of this Agreement and shall require all such parties to be bound by the terms of this Agreement. If Distributor breaches the terms and conditions of this Section, LaserSight will be able to seek any and all legal and equitable remedies to which it may be entitled.

         8. Inability to Perform. Neither party shall be liable to the other for any failure to perform any obligation hereunder by reasons of events outside the reasonable control of such party, including without limitation, acts of God, litigation commenced against such party that relates to the production, distribution or sale of the Products, regulations or laws of any government, war, civil commotion, destruction or production facilities or materials by fire, earthquake or storm, labor disturbances, epidemic and general failure of public utilities or common carriers. The party claiming the benefit of this Section shall give immediate written notice to the other party, shall use its best efforts to avoid or remove such cause or causes of non-performance, and shall otherwise continue to perform hereunder. Either party may terminate this Agreement upon 10 days advance written notice given to the other party, if the other party has invoked this Section to excuse its performance for a continuous period of at least 30 days. Suspension of a party's performance for such cause as described herein shall not affect the running of the term of this Agreement. In the event of a shortage of supply of any of the Products the Purchase Minimums are suspended during the time of such shortage and LaserSight hereby expressly reserves the right without liability to Distributor to determine the proportion of the available supply thereof to be allocated to any of its distributors and other agents and representatives. LaserSight agrees to exercise good faith in making such allocations.

         9. Termination. During the Term, this Agreement may be terminated as follows:

                  (a) Either party may terminate this Agreement upon the occurrence of a default or material breach of the terms hereof by the other party, provided that such right to terminate may not be exercised unless such default or breach has not been cured within 10 business days after written notice of such default or breach has been supplied to the defaulting or breaching party.

                  (b) If either party goes into liquidation, has a receiver appointed for all or any portion of its property or estate files a voluntary petition or insolvency or makes an assignment for the benefit of its creditors, and whether any such event is the outcome of the voluntary act of such party or otherwise, the other party, at its option, may terminate this Agreement immediately by providing notice of such termination.

                  (c) LaserSight may terminate this Agreement if Distributor fails to satisfy the Purchase Minimums.

         10. Miscellaneous Provisions.

                  (a) This Agreement shall be binding on the parties hereto, their successors and assigns including, without limitation, any purchaser or other successor of all or substantially all of either party's assets as a going business.

                  (b) Distributor hereby agrees to indemnify and save
         LaserSight harmless against any and all claims, losses, demands, liabilities and expenses, including, without limitation, reasonable attorney's fees, resulting directly from claims made by third parties based upon (i) advertising or representations by Distributor which warrant performance of the Products beyond the written representations of the Products supplied by LaserSight to Distributor, (ii) advertising or representations by Distributor which warrant performance of the Products beyond LaserSight's standard written warranty, or (iii) business or trade practices engaged in by Distributor.

                  (c) Distributor acknowledges and agrees that neither Distributor nor any person acting on behalf of Distributor is or shall be considered an employee of LaserSight for any reason whatsoever. Except as may be specifically provided for herein, neither Distributor nor any person acting on behalf of Distributor is or shall be deemed to be the legal representative or agent of LaserSight for any purpose whatsoever, and Distributor is not authorized by LaserSight to transact business, incur obligations, express or implied, or otherwise act in any manner, in the name of or on behalf of LaserSight, or to make any promise, warranty, or representation with respect to the Products or any other matter in the name of or on behalf of LaserSight. No manufacturing or licensing rights or rights of use of any patent are granted by this Agreement. Nothing contained in this Section 10(c) shall alter LaserSight's obligations under LaserSight's standard written warranty.

                  (d) Any notice or other communication required or permitted hereunder shall be deemed given on the date delivered if delivered personally or by facsimile with proper evidence of transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed:

         if to Distributor:  Shenzhen New Industries Medical
                                Development Co., Ltd.
                             Rm: 2308 ShenZhen Science & Technology Building, No. 1001, Shangbu Zhong Road, ShenZhen, China
                             Attention: Steven Shi
                             Facsimile: (0755) 83671068

          if to LaserSight:  LaserSight Technologies, Inc.
                             3300 University Boulevard, Suite 140
                             Winter Park, Florida 32792
                             Attention: President
                             Facsimile: (407) 678-9982

         or at such other address as any party may designate by 10 days advance written notice to the other party.

                  (e) This Agreement and the exhibits hereto which are incorporated herein by this reference, supersede and replace any and all previous working agreements, understandings, policies, and practices whether or not in writing between LaserSight and Distributor concerning the subject matter hereof, and contains the entire understanding between the parties hereto with respect to the subject matter hereof. If the terms of this Agreement conflict with the terms of any purchase order or invoice issued by either party the terms of this Agreement shall control. Unless otherwise specifically provided in this Agreement, no amendment, modification or waiver hereof shall be made or be binding unless in writing and signed by both parties hereto. Neither party may assign or delegate its rights, obligations or responsibilities hereunder without the other party's prior written consent.

                  (f) If any provision of this Agreement shall be deemed invalid or unenforceable in whole or in part due to U.S. or any foreign law, statute, regulation or judicial decision, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as the circumstances require, and this Agreement shall be construed in all respects as if said provision had been incorporated herein as so limited, or as if said provision had not been included herein, as the case may be.

                  (g) This Agreement is to be governed by and construed in accordance with the laws of the State of Florida, without regard to any conflict of law principles to the contrary.

                  (h) Any action brought under this Agreement by LaserSight may only be brought in a court of competent jurisdiction sitting in the State of Florida. The parties irrevocably submit to the personal jurisdiction of any federal court sitting in the State of Florida over any suit, action or proceeding arising out of or relating to this Agreement which is brought by LaserSight. The parties irrevocably waive, to the extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. In the event that either party incurs costs or fees, including reasonable attorney's fees, in enforcing its rights under this Agreement, the party substantially prevailing in any suit or action, including any appeal, shall be entitled to recover from the other such costs and reasonable attorney's fees.

                  (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  (j) This Agreement and the terms and transactions contemplated hereby shall be kept confidential until the parties hereto mutually agree upon the language and timing of a press release or until such time as one such party determines, based on the advice of counsel, that a public announcement is required by law, in which case the parties hereto shall use reasonable best efforts to agree on any public announcements or public statements with respect thereto. If the parties are unable to so agree, a party will not be deemed in violation of this Section for subsequent public announcements or public statements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


SHENZHEN NEW INDUSTRIES MEDICAL             LASERSIGHT TECHNOLOGIES, INC.
DEVELOPMENT CO., LTD.


By:  /s/ Steven Shi                         By:  /s/ Michael R. Farris
    --------------------------------------      ------------------------------
Its: President                              Its: President & CEO
    --------------------------------------      ------------------------------

                                    EXHIBIT A

                           Description of the Products



1.       LaserScan LSX Excimer Laser System                Part #66040015

2.       AstraMax Integrated Diagnostic Workstation        Part #B01003

3.       UltraShaper Keratome - Starter Kit                Part #A99100

4.       UltraEdge Keratome Blades (box of 10 blades)      Part #A98022

                                    EXHIBIT B

                                    Territory


1.       Mainland China

2.       Macao

3.       Hong Kong

4.       Taiwan

                                    EXHIBIT C

                        Transfer Price and Payment Terms


1.       Transfer Price.

         Initial 12 Months of Agreement

         During the initial twelve month period immediately following the date of this Agreement, the Transfer Price for the Products shall be as follows:

                  LaserScan LSX Excimer Laser System            **

                  AstraMax Integrated Diagnostic Workstation    **

                  UltraShaper Keratome                          **

                  UltraEdge Keratome Blades (box of 10 blades)  **

         LaserSight agrees that if it sells Products to any party in Asia that is at a price that is lower than the price listed above then the above listed price shall be reduced to the price charged to such party in Asia.

         During the initial twelve month period immediately following the date of this Agreement, if a laser head on a Product purchased by Distributor pursuant to this Agreement must be replaced then LaserSight shall provide such laser head to Distributor at **, the Transfer Price for all other parts purchased by Distributor from LaserSight shall be equal to **. Parts purchased pursuant to this paragraph shall only be used to repair Products purchased during the twelve month period immediately following the date of this Agreement. LaserSight shall supply Distributor other parts at a price equal to **.

         Following Initial 12 Months of Agreement

         After the twelve month period immediately following the date of this Agreement, the Transfer Price for all Products (other than parts purchased by Distributor for use in maintaining and repairing the Products) shall be equal to ** (the "Transfer Percentage") of LaserSight's Manufacturing Costs (as defined herein) for such Products. For purposes hereof, the term "Manufacturing Costs" shall mean those costs determined in accordance with generally acceptable accounting principles that relate to the manufacture of the applicable Products. On an annual basis, LaserSight shall calculate its Manufacturing Costs and shall communicate such amounts to Distributor and the Transfer Price will be updated as of the date of such notice.

         If after the twelve month period immediately following the date of this Agreement Distributor determines that the market price for Products in the Territory has materially declined then Distributor and LaserSight shall meet and discuss in good faith adjustments to the Transfer

         Percentage. Adjustments to the Transfer Percentage shall be documented by a written document signed by both parties.

         After the twelve month period immediately following the date of this Agreement, the Transfer Price for all parts purchased by Distributor from LaserSight shall be equal to **.

2.       Payment Terms.

         The purchase price for all Products and parts sold to Distributor shall be paid via irrevocable letters of credit that provide for partial shipment and payment at sight (e.g., LaserSight's presentation of shipping documents). Such letters of credit would be confirmed by a financial institution designated by LaserSight and the costs of such letter of credit shall be borne by Distributor.

         Except as set forth in the following sentence, during the twelve month period immediately following the date of this Agreement LaserSight shall be responsible for shipment and insurance costs associated with all Products and parts purchased by Distributor from LaserSight. During the initial twelve month period immediately following the date of this Agreement Distributor shall be responsible for all shipment and insurance costs associated with laser heads supplied to Distributor from LaserSight and Distributor shall be responsible for all applicable taxes and duties associated with all Products and parts purchased by Distributor from LaserSight.

         After the twelve month period immediately following the date of this Agreement, Distributor shall be responsible for all applicable taxes, duties, insurance, shipment, maintenance and repairs associated with all Products and parts purchased by Distributor from LaserSight.

                                    EXHIBIT D

                                Purchase Minimums

1.       For Mainland China, Macao and Hong Kong

     Years 1, 2 and 3
  After the Effective Date   No. of Lasers to be Sold   No. AstraMax to be Sold
  ------------------------   ------------------------   -----------------------

       1st Quarter                      **                         **

       2nd Quarter                      **                         **

       3rd Quarter                      **                         **

       4th Quarter                      **                         **


             Years 4 and 5
             After the Effective Date

             Based on actual number of Products sold in each of years 1, 2 and 3 of this Agreement, the parties will negotiate in good faith to establish purchase minimums for years 4 and 5 of the Agreement. If the parties are unable to agree on such purchase minimums, then this Agreement will remain in full force and effect but LaserSight will not be precluded from appointing another distributor in the Territory or from selling products directly into the Territory.



2.       For Taiwan

             Year 1 After
             the Effective Date

             **


             Years 2, 3, 4 and 5
             After the Effective Date

             The parties will negotiate in good faith to establish purchase minimums for years 2, 3, 4 and 5 of the Agreement. If the parties are unable to agree on such purchase minimums, then this Agreement will remain in full force and effect but LaserSight will not be precluded from appointing another distributor in the Territory or from selling products directly into the Territory.